EX-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 35 to File No. 033-41034 Amendment No. 35 to File No. 811-06324) of Delaware Group Global and International Funds of our reports dated January 16, 2007, included in the 2006 Annual Reports to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 26, 2007